Exhibit 21
                             THERMOLASE CORPORATION
                         Subsidiaries of the Registrant

      At November 17, 1999, the Registrant owned the following companies:

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
                                NAME                                       STATE OR          PERCENT OF
                                                                       JURISDICTION OF        OWNERSHIP
                                                                        INCORPORATION
-----------------------------------------------------------------------------------------------------------

Creative Beauty Innovations, Inc.                                           Texas                100
ThermoLase England L.L.C.                                                  Delaware               46*
  ThermoLase (Scotland) Ltd.                                               Scotland              100
  ThermoLase (Ireland) Ltd.                                                Ireland               100
  ThermoLase UK Limited                                                    England               100
ThermoDess S.A.S.                                                           France             71.05*
ThermoLase International L.L.C.                                            Delaware              100
  ThermoLase Iberica, S.A.                                                  Spain                100
  ThermoLase (South Africa) Ltd.                                         South Africa            100
ThermoLase Japan L.L.C.                                                    Wyoming                50*

* Joint Venture/Partnership
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